UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 14, 2025, Intel Corporation (“Intel”), Intel Americas, Inc. (“Intel Americas” and together with Intel, the “Sellers”), Altera Corporation, a wholly owned subsidiary of Intel (the “Company”), and SLP VII Gryphon Aggregator, L.P. (the “Purchaser”), an affiliate of Silver Lake, entered into a transaction agreement (the “Transaction Agreement”) pursuant to which Intel will sell a majority interest in its Altera business operated by the Company (the “Business”) to the Purchaser.
The Transaction Agreement
The Transaction Agreement provides that, subject to its terms and conditions, the Purchaser will purchase from the Sellers all of the Sellers’ right, title and interest in and to, in the aggregate, fifty-one percent (51%) of the shares of issued and outstanding common stock of the Company, including all of the shares then held by Intel Americas, for a purchase price that implies an enterprise value for the Company of $8.75 billion, and which is expected to result in net cash proceeds to the Sellers of approximately $4.40 billion after adjustments for cash, debt and debt-like items, working capital, transaction expenses and other items. Pursuant to the terms of the Transaction Agreement, $1.00 billion of the expected cash proceeds will be payable to the Sellers in two installments of $500 million each (the “Deferred Consideration”). The first $500 million installment of the Deferred Consideration is payable on December 31, 2026, subject to acceleration (x) upon the occurrence of (an initial public offering or the sale of the Company or (y) in the event that on the date of the Closing, the closing price of the PHLX Semiconductor Sector Index (^SOX) is at least $4,415.25. The second $500 million installment of the Deferred Consideration is payable on December 31, 2027, subject to acceleration upon the occurrence of an initial public offering or the sale of the Company. Payment of the Deferred Consideration is not subject to any contingencies. The transactions contemplated by the Transaction Agreement (collectively, the “Transaction”) also involve the transfer by Intel and its subsidiaries of certain Business-related assets and liabilities to the Company at or prior to the Closing (as defined below).
Closing Conditions
The consummation of the Transaction (the “Closing”) is subject to the satisfaction or waiver of customary conditions, including: (i) the absence of any law or order preventing the consummation of the Closing or making the consummation of the Closing illegal (a “Closing Legal Impediment”), (ii) the expiration or termination of waiting periods and the receipt of regulatory clearances, approvals and/or consents in certain jurisdictions, (iii) the accuracy of each party’s representations and warranties subject to certain standards and qualifications as set forth in the Transaction Agreement, (iv) the parties having performed or complied with their respective covenants and agreements set forth in the Transaction Agreement in all material respects, (v) the absence of a material adverse effect of the Company, (vi) the completion of certain actions in connection with the Separation (see definition below in Item 8.01), and (vii) the receipt by the Purchaser and Intel, respectively, of certain customary deliverables as set forth in the Transaction Agreement, including executed counterparts to certain ancillary agreements which have not been executed and delivered prior to the Closing.
Treatment of Equity Awards
In connection with the consummation of the Transaction, effective immediately prior to the date of the Closing, (i) restricted stock unit awards of the Company subject to time-based vesting (“Company RSU Awards”) or restricted stock unit awards of the Company subject to performance-based vesting (“Company PSU Awards”) held by employees of the Business that are outstanding and unvested as of immediately prior to the Closing, after giving effect to any vesting or waiver of provisions that occurs as a result of, or as permitted by, the Transaction, will be canceled and the Purchaser will grant replacement long-term cash awards with an aggregate value as of the Closing that is the per share value of Company common stock multiplied by the number of shares subject to the award immediately prior to the Closing (assuming target performance for Company PSU Awards), with the same vesting terms and in the same proportions as the canceled awards, and (ii) Company RSU Awards or Company PSU Awards that are outstanding and vested as of immediately prior to the Closing will automatically be canceled for the right to receive a cash payment equal to the per share value multiplied by the number of shares subject to the applicable Company RSU Award or Company PSU Award (assuming target performance) no later than fifteen calendar days following the Closing Date.
Effective immediately prior to the Closing (or as of the applicable date the employee transfers to the Company from Intel), each Intel stock unit award or long-term cash award held by a Company employee that is outstanding and unvested will be canceled and the holder of such awards will be entitled to receive from the

Purchaser or the Company an award representing the right to receive an amount in cash, without interest, equal to the aggregate value of the unvested portion of such award (assuming target performance for Company PSUs). The aggregate value shall be the 30-day volume weighted average price of Intel’s common stock ending on the trading day immediately preceding the Closing Date multiplied by the number of unvested shares of Intel common stock subject to the award (and, for Company PSU Awards, assuming target performance). Subject to the applicable employee’s continued service with the Company and its subsidiaries through the applicable vesting dates, such replacement cash awards will vest and become payable at the same time or times as the canceled award would have vested and been payable pursuant to its terms as of immediately prior to the date of the Closing (or the applicable date of transfer).
No later than the first day of each calendar quarter occurring following the Closing Date, Intel will pay the Company the amount necessary to pay out all cash awards scheduled to vest in such quarter plus the employer portion of payroll taxes due in respect thereof, within any excesses or deficits in the funded amounts taken into account in calculating the next quarter’s payment. Starting in 2027, any excess funding by Intel shall be returned to Intel in March of each year.
Representations, Warranties and Covenants
The Transaction Agreement contains customary representations and warranties of each party, including fundamental representations and warranties made by the Sellers regarding the title and ownership of the shares of the Company to be purchased by the Purchaser and similar other matters. The representations and warranties of each party set forth in the Transaction Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Transaction Agreement, and investors should not rely on them as statements of fact. The parties have also agreed to various customary covenants, including, among others, with respect to the operation of the Company prior to the Closing and to use reasonable best efforts to take all actions necessary, proper or advisable under regulatory laws to consummate the Transaction. Additionally, the parties are entitled to seek specific performance under the terms and subject to the conditions of the Transaction Agreement.
Financing
The Purchaser has obtained debt and equity financing commitments for the purpose of financing the Transaction.
Funds advised by affiliates of the Purchaser have committed to capitalize the Purchaser at the Closing on the terms and subject to the conditions set forth in an equity commitment letter delivered by the applicable funds to the Purchaser. Pursuant to a debt commitment letter dated as of April 14, 2025, each of Barclays, Citi, RBC Capital Markets, Deutsche Bank Securities Inc., KKR Capital Markets LLC and BMO Capital Markets and/or their respective affiliates, each of which is also acting as a financial advisor to Purchaser, committed to provide a subsidiary of the Purchaser, at or prior to the Closing, with debt financing in an aggregate amount of up to $2.00 billion. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of the Purchaser’s and the Company’s representations and warranties and consummation of the Transaction and the other transactions contemplated by the Transaction Agreement.
In addition to the debt financing to be provided by the lenders described above, the Purchaser and its affiliated funds may replace $500 million of the debt financing provided by such lenders with non-voting preferred equity financing, subject to certain conditions, including with respect to the terms of such preferred equity financing.
Indemnification
The Company has agreed to indemnify Intel for certain liabilities arising out of the operation of the Business (other than with respect to certain tax liabilities) (the “Company Liabilities”) and for any breach of any covenant or agreement of the Company contained in the Transaction Agreement that contemplates performance or compliance exclusively following the Closing. Intel has agreed to indemnify the Purchaser for liabilities of Intel with respect to the business retained by Intel and any other liabilities that are not liabilities arising out of the operation of the Business, certain tax liabilities, for any breach of any covenant or agreement of Intel or its affiliates (other than the Company group) contained in the Transaction Agreement that contemplates performance or compliance exclusively following the Closing and certain other indemnifiable matters.
Termination Rights and Termination Fee

The Transaction Agreement provides various termination rights for Intel and the Purchaser, including: (i) the right to terminate by mutual written agreement of the Purchaser and Intel; (ii) the right for either Intel or the Purchaser to terminate (A) if the Closing has not occurred on or before August 12, 2025, subject to automatic extension in circumstances set forth in the Transaction Agreement until April 14, 2026, or (B) there is a Closing Legal Impediment in effect that has become final and nonappealable; (iii) the right of either Intel or the Purchaser to terminate the Transaction Agreement if there is a breach or failure of any of the other party’s representations, warranties or covenants that would result in a failure of an applicable closing condition (subject to a cure period); and (iv) Intel’s right to terminate if (A) all of the Closing conditions have been satisfied or waived (other than those that by their terms are to be satisfied at Closing; provided that they are then capable of being satisfied) and the Purchaser fails to consummate the Closing within three business days of the date the Closing should have occurred under to the Transaction Agreement, (B) the Sellers stood ready, willing and able to consummate the Closing and Intel has given the Purchaser written notice confirming that all conditions precedent to the Sellers’ and the Company’s obligation to consummate the Closing have been satisfied or waived, (C) the Sellers and the Company have given the Purchaser notice at least two business days advance notice of Intel’s intention to terminate the Transaction Agreement if the Purchaser fails to consummate the Closing within five business days and (D) the Purchaser fails to consummate the Transaction within five business days (the failure in such clause (iv), a “Financing Failure”).
Subject to various limitations, Intel is entitled to a termination fee of $400 million from the Purchaser if (i) the Purchaser fails to consummate the Transaction as a result of a Financing Failure; or (ii) the Purchaser breaches its covenants in respect of obtaining regulatory approvals or removing regulatory blocks, which causes the failure of regulatory approval or results in a regulatory block, but only under certain limited circumstances.
Limited Partnership Agreement
Simultaneously with the Closing, Intel and the Purchaser will enter into a limited partnership agreement (the “LPA”), the form of which is attached to the Transaction Agreement, and each Seller and the Purchaser will contribute their respective shares of common stock of the Company to a newly formed partnership (the “Partnership”), in exchange for a corresponding interest in the Partnership. The LPA sets forth each party’s rights and responsibilities with respect to the Partnership and their respective interest in the Partnership from and after the Closing, including, but not limited to, with respect to the management of the Company, composition of the board of directors of the general partners of the Partnership (the “Partnership Board”), certain consent rights in favor of Intel for so long as Intel controls five percent (5%) or more of the Partnership, limitations on transfers by the partners, allocations of profits and losses, distributions to the partners, preemptive rights of the parties and other matters, as described in more detail below.
Board Composition
Pursuant to the LPA, and subject to the terms and conditions thereof, the Partnership Board will be initially comprised of six directors: Intel will have the right to appoint two directors (each an “Intel Director”) to serve on the Partnership Board if Intel’s ownership interest in the Partnership is twenty-five percent (25%) or more and one director if the Intel’s ownership interest in the Partnership is five percent (5%) or more but less than twenty-five percent (25%), the Purchaser will be entitled to appoint and maintain three directors (each a “SL Director”) and the then-serving Chief Executive Officer of the Partnership will be appointed as a director. Intel is entitled to designate one non-voting observer to the Partnership Board and Silver Lake is entitled to designate one or more non-voting observers to the Partnership Board. The Partnership Board shall have the right to designate one or more independent directors.
Quorum and Voting
A quorum for Partnership Board meetings requires a majority of the voting power of all directors of the Partnership Board, including at least one Intel Director and one SL Director. The Partnership Board may act (i) by vote of a majority of directors present at a meeting where a quorum is present; or (ii) by written consent if a required number of directors (to satisfy quorum and approve such action) consent such action in writing. The total number of votes cast by SL Directors present at any meeting shall in all events be deemed to carry one more vote than the votes cast by all other directors.
Actions Requiring Intel Consent
Under the LPA, certain actions of the Partnership and its subsidiaries (including the Company) require Intel’s approval for so long as Intel holds an ownership interest in the Partnership of at least five percent (5%), including with respect to amendments to the organizational documents of the Partnership or its subsidiaries (including the Company), issuances of equity securities to any Purchaser-affiliated partner and its affiliates and transactions with Purchaser-affiliated partners or their affiliates exceeding $250,000.
Contingent Consideration
Upon the occurrence of triggering events in connection with a sale of the Partnership or an initial public offering where the Purchaser’s multiple of return on its investment exceeds 3.0x, Intel will be entitled to additional consideration of up to $250 million.
Restrictions on Transfers and Other Rights
Under the LPA, any non-Purchaser affiliated partner (including Intel) is restricted from directly or indirectly transferring any of its interest in the Partnership without the prior written consent of the Purchaser-affiliated partners of the Partnership, subject to exceptions including in the case of (i) an initial public offering of the Partnership (subject to a two-year lock-up period following such initial public offering, with certain limited exceptions), (ii) a drag-along sale, (iii) a sale of the Partnership and (iv) a transfer to an affiliate who accedes to and agrees to be bound by the terms of the LPA.
The LPA also contains customary pro rata tag-along rights in favor of non-Purchaser-affiliated partners of the Partnership, drag-along rights in favor of the Purchaser and its affiliated partners and preemptive rights for any limited partner of the Partnership whose ownership interest is at least five percent (5%) prior to an initial public offering of the Partnership.
The LPA also provides that Intel and the Purchaser will enter into a Registration Rights Agreement, which provides customary registration rights to Intel and the Purchaser and sets forth the rights and obligations of the parties in connection with the registration of the Partnership’s securities following an initial public offering, which Registration Rights Agreement will be entered into with the issuer entity at the time of such initial public offering.
Item 8.01     Other Events.
Contemporaneously with the execution of the Transaction Agreement, the parties also entered into a separation agreement (the “Separation Agreement”) that sets forth the terms for the completion of the separation of the Business from Intel to operate on a standalone basis (the “Separation”).
Pursuant to the Separation Agreement, and subject to the terms and conditions thereof, the parties will establish a separation committee to oversee, coordinate and provide information relating to the Separation efforts. The Separation Committee will consist of two designees each of Intel and the Purchaser, and two non-voting designees from the Company. Decisions of the Separation Committee require unanimous consent from the Intel and the Purchaser representatives.
The parties have agreed to take certain actions in connection with the Separation, including using commercially reasonable efforts to implement the Separation, and the costs and expenses of the Separation, up to an aggregate amount of $277 million, will be borne by the Sellers and all such costs in excess of such amount will be borne by the Company.
In connection with the execution of the Transaction Agreement, the parties also anticipate entering into ancillary agreements that govern, among other things, the intellectual property rights, real estate matters, government contracts and subcontracting novation management, manufacturing and foundry operations, and transition services, each of which would only become effective at and upon the Closing. These agreements include:
•a Transition Services Agreement, pursuant to which Intel will provide certain services to the Company for a transitional period following the Closing;
•an Intellectual Property Matters Agreement, pursuant to which the Company and Intel will grant each other licenses to various intellectual property rights;
•agreements relating to U.S. federal government contracting matters, including:
◦a Memorandum of Understanding, which sets forth the terms pursuant to which parties’ will continue pursuing government contracting opportunities together;
◦a Subcontract Pending Novation Agreement, which identifies the parties’ obligation to continue performing all required services under the respective government contracts pending novation approval and to promptly prepare the novation requests; and
◦a Master Services Agreement, which governs the parties’ provision of services to complete their existing government contracts;
•an amendment to a lease agreement with respect to parcels of land in Penang, Malaysia, providing access and physically separate office space for employees of the Company; and
•a Foundry Manufacturing Customer Agreement (as further described below).
Foundry Manufacturing Customer Agreement
In connection with the Transaction, Intel will enter into an amendment to the Foundry Manufacturing Customer Agreement, dated December 19, 2024, by and between the Company and Intel (as amended, the “Foundry Agreement”), pursuant to which Intel will continue to provide semiconductor wafer manufacturing services to the Company.
Under the Foundry Agreement, Intel will produce in the United States and maintain an agreed-upon amount of wafer inventory up to 65,000 wafers, which the Company has agreed to purchase by 2040 according to an offtake schedule. Intel has also agreed to manufacture and build up inventory of certain other 10 nm wafers through 2035, with up to 65,000 wafers to be available to the Company from 2035 through 2040 and the Company taking an annual minimum offtake each year through 2040. If Intel discontinues the manufacture or production of the other 10nm wafers before January 1, 2031, and the discontinuation is not attributable to either the Company failing to place an order for a period of twelve consecutive months or in the event of a material uncured breach by Company, then Intel will compensate the Company with a cash payment of $2.25 billion (which amount shall be reduced linearly by $450 million per year through 2035).
Intel has also agreed that, in the event any product Intel supplies to the Company under the Foundry Agreement is not in compliance with agreed-upon specifications during the applicable warranty period, and such noncompliance results in an epidemic failure or systematic defect under a then-existing customer agreement, Intel will reimburse the Company for the actual costs paid by the Company under such then-existing customer agreement, subject to an aggregate liability cap of $125 million per year and $500 million lifetime for all claims.
The Foundry Agreement will remain in effect through 2040 unless terminated by either Intel or the Company in accordance with its terms.
Forward-Looking Statements
This report contains forward-looking statements regarding Intel’s expectations regarding the Transaction Agreement, the LPA, and the ancillary agreements entered into in connection therewith. Such statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including:
•the risk that the Transaction may not be completed in a timely manner or at all, including as a result of a failure to receive regulatory approvals;
•the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction;
•the risk that the expected benefits of the Transaction, including as a result of the increased independence of the Business, may not be realized;
•the risk of future loss of business with the Business by Intel as a result of the sale of a controlling interest in the Business;
•disputes or potential litigation related to the Transaction or the ownership, control and operation of the Business, including as it relates to Intel;
•unanticipated costs related to the Transaction or the Business that may be incurred;
•risks as to the retention of key personnel and customers of the Business;
•risks related to the diversion of management’s attention during the pendency of the Transaction;
•potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction;
•changes in demand for the Business’ semiconductor products;
•the high level of competition and rapid technological change in the semiconductor industry; and
•other risks and uncertainties described in Intel’s 2024 Form 10-K and other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
Unless specifically indicated otherwise, the forward-looking statements in this report are based on management’s expectations as of the date of this report, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.
The following exhibits are provided as part of this report:

Exhibit Number	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	April 17, 2025	By:	/s/ April Miller Boise
April Miller Boise
Executive Vice President and Chief Legal Officer